Exhibit 99.1

Silence Therapeutics Reports Second Quarter 2026 Financial and Business Results

10 August 2026

LONDON, Silence Therapeutics plc, (Nasdaq: SLN), a global clinical-stage company developing novel siRNA (short interfering RNA) therapies, today reported its financial and business results for the second quarter ended June 30, 2026.

Business Highlights

Divesiran: First-in-class siRNA silencing TMPRSS6 for polycythemia vera (PV) and other blood disorders

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Presented follow-up data from the Phase 1 SANRECO trial at the European Hematology Association (EHA) 2026 Annual Congress in June 2026 demonstrating durable efficacy results and potential best-in-class profile for divesiran in PV. The EHA 2026 poster is available here.

•	Completed patient dosing in the Phase 2 SANRECO double-blind, placebo-controlled trial evaluating divesiran 6 mg/kg (Q6W and Q12W dosing intervals) in 48 phlebotomy-dependent PV patients in June 2026.

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American Journal of Hematology published a preclinical study authored by Silence scientists exploring the potential of TMPRSS6 silencing as a therapeutic approach for myelodysplastic syndrome (MDS) in June 2026. You can read the publication here.

SLN312 (AZD1705): Phase 1 siRNA silencing ANGPTL3 with a competitive profile for dyslipidemia

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Phase 1 results generated under the Company’s AstraZeneca collaboration were presented by AstraZeneca during a late-breaking oral presentation at the European Atherosclerosis Society (EAS) Congress in May. Results demonstrated a favorable safety profile and dose-dependent, durable reductions in ANGPTL3 protein levels as well as in atherogenic lipoproteins including LDL-C, Apo-B and non-HDL-C. The EAS 2026 presentation is available here.

Pre-clinical pipeline updates:

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Generated additional preclinical data demonstrating the effect of SLN365 (GPR146) on lipids was reproduced and not altered by co-treatment with statin or ezetimibe. The program is well positioned for a potential IND filing in 2027.

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Generated additional preclinical data for SLN098 (INHBE) in a diet induced obesity mouse model demonstrating reduced visceral fat and preservation of lean body mass. The program is well positioned for a potential IND filing in 2027.

Second Quarter 2026 Financial Results

•	Cash Position: Cash and cash equivalents were $72.1 million as of June 30, 2026.

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R&D Expenses: Research and development (R&D) expenses were $9.1 million for the three months ended June 30, 2026, compared to $17.6 million for the three months ended June 30, 2025. The $8.4 million decrease is mainly due to the zerlasiran Phase 3 readiness being completed in 2025 as well as reduced personnel costs.

•	G&A Expenses: General and administrative (G&A) expenses were $4.7 million for the three months ended June 30, 2026, compared to $5.1 million for the three months ended June 30, 2025.

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Net Loss: Net loss was $12.3 million, or $0.09 basic and diluted net loss per share for the three months ended June 30, 2026, compared to a net loss of $27.4 million, or $0.19 basic and diluted net loss per share for the three months ended June 30, 2025.

•	Total outstanding shares were 141,739,180 ordinary shares (including shares in the form of American Depositary Shares) as of June 30, 2026.

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNA therapies designed to precisely target and silence genes that cause disease. The Company is advancing a growing pipeline of siRNA product candidates targeting areas of high unmet need across rare and common diseases where treatments are limited or inadequate. For more information, please visit https://www.silence-therapeutics.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the Company’s business strategy and plans, including the Company’s clinical development activities and timelines; the potential therapeutic benefits of the Company’s product candidates; and the anticipated timing of initial topline and future results from the SANRECO Phase 2 trial. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidates either on its own or with potential partners; any undesirable side effects or other properties of the company’s product candidates; the Company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the Company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Inquiries:

Silence Therapeutics plc

Gem Hopkins, VP, Head of IR and Corporate Communications

Tel: +1 (646) 637-3208

ir@silence-therapeutics.com

Silence Therapeutics plc

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$—	$224	$422	$366
Cost of sales	—	(85)	(11)	(139)

Gross profit	—	139	411	227
Research and development costs	(9,148)	(17,647)	(18,270)	(38,460)
General and administrative expenses	(4,717)	(5,131)	(11,743)	(12,815)
Restructuring charges	—	(1,324)	—	(1,324)

Operating loss	(13,865)	(23,963)	(29,602)	(52,372)
Foreign currency gain/(loss), net	151	(6,613)	(331)	(10,382)
Other income, net	669	861	1,240	1,830
Benefit from R&D credit	778	2,371	1,469	5,050

Loss before income tax expense	(12,267)	(27,344)	(27,224)	(55,874)

Income tax expense	(1)	(10)	(1)	(10)

Net Loss	$(12,268)	$(27,354)	$(27,225)	$(55,884)

Loss per share (basic and diluted)	$(0.09)	$(0.19)	$(0.19)	$(0.39)

Weighted average shares outstanding (basic and diluted)	141,709,762	141,696,047	141,706,190	141,687,438

Silence Therapeutics plc

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
Current assets
Cash and cash equivalents	$72,054	$11,277
Short-term investments	—	73,837
R&D benefit receivable	9,292	22,007
Other current assets	12,935	11,537

Total current assets	94,281	118,658
Property, plant and equipment	1,325	1,581
Operating lease right-of-use assets	117	167
Goodwill	10,325	10,621
Other intangible assets	237	288
Other long-term assets	127	127

Total assets	$106,412	$131,442

Current liabilities
Contract liabilities	$—	$(168)
Trade and other payables	(12,611)	(13,356)
Operating lease liabilities, current	(103)	(89)

Total current liabilities	(12,714)	(13,613)
Contract liabilities	(55,218)	(55,454)
Operating lease liabilities	(9)	(71)

Total liabilities	$(67,941)	$(69,138)

Commitments and contingencies
Shareholders’ equity
Ordinary shares - par value £0.05 per share; 141,739,180 shares issued at June 30, 2026 (December 31, 2025: 141,701,848)	(10,292)	(10,290)
Additional paid-in capital	(621,152)	(617,562)
Accumulated deficit	589,632	562,572
Accumulated other comprehensive loss	3,341	2,976

Total shareholders’ equity	(38,471)	(62,304)

Total liabilities and shareholders’ equity	$(106,412)	$(131,442)